Exhibit 10.20
FOURTH AMENDED AND RESTATED REVOLVING NOTE

$15,000,000	Denver, Colorado March 31, 2006
     For value received, each of the undersigned, GLOBAL EMPLOYMENT SOLUTIONS, INC., a Colorado corporation (“Global”), EXCELL PERSONNEL SERVICES CORPORATION, an Illinois corporation (“Excell”), FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC., a New York corporation (“Friendly”), TEMPORARY PLACEMENT SERVICE, INC., f/k/a Michael & Associates, Inc. and successor by merger to Temporary Placement Service, Inc., a Georgia corporation (“TPS”), SOUTHEASTERN STAFFING, INC., a Florida corporation (“Southeastern”), SOUTHEASTERN PERSONNEL MANAGEMENT, INC., a Florida corporation (“SPM”), MAIN LINE PERSONNEL SERVICES, INC., a Pennsylvania corporation (“Main Line”), BAY HR, INC., a Florida corporation (“BHR”) and SOUTHEASTERN GEORGIA HR, INC., a Georgia corporation (“SGHR”) (Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR and SGHR, each a “Borrower” and collectively, the “Borrowers”), hereby jointly and severally promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BANK, N.A. (the “Lender”), acting through its WELLS FARGO BUSINESS CREDIT operating division, at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrowers under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Fourth Amended and Restated Revolving Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement dated as of March 7, 2002 (as the same has been and may be amended or otherwise modified from time to time, the “Credit Agreement”) by and among the Lender and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Fourth Amended and Restated Revolving Note may be prepaid only in accordance with the Credit Agreement.
     This Fourth Amended and Restated Revolving Note is issued in replacement of and in substitution for, but not in repayment of, the Revolving Note dated as of March 7, 2002, payable to the order of the Lender in the original principal amount of $7,500,000, as amended and restated by the Amended and Restated Revolving Note dated as of June 26, 2003, the Second Amended and Restated Revolving Note dated as of August 31, 2004, payable to the order of the Lender in the original principal amount of $7,500,000 and the Third Amended and Restated Revolving Note dated as of January 31, 2005, payable to the order of the Lender in the original principal amount of $10,000,000, and is issued pursuant to, and is subject to, the Credit Agreement, which provides, among other things, for acceleration hereof. This Fourth Amended and Restated Revolving Note is the Revolving Note referred to in the Credit Agreement. This Fourth Amended and Restated Revolving Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements. The obligations of Borrowers hereunder are joint and several.
     The Borrowers shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses if this Fourth Amended and Restated Revolving Note is not paid when due, whether or not legal proceedings are commenced.
     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

GLOBAL EMPLOYMENT SOLUTIONS, INC.		EXCELL PERSONNEL SERVICES CORPORATION

By:	/s/ Howard Brill	By:	/s/ Howard Brill

Name:	Howard Brill	Name:	Howard Brill
Its:	Chief Executive Officer and President	Its:	Executive Vice President

FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC.		TEMPORARY PLACEMENT SERVICE, INC., f/k/a Michael & Associates, Inc. and successor by merger to Temporary Placement Service, Inc.

By:	/s/ Howard Brill	By:	/s/ Howard Brill

Name:	Howard Brill	Name:	Howard Brill
Its:	Executive Vice President	Its:	Executive Vice President

SOUTHEASTERN STAFFING, INC.		SOUTHEASTERN GEORGIA HR, INC.

By:	/s/ Howard Brill	By:	/s/ Howard Brill

Name:	Howard Brill	Name:	Howard Brill
Its:	Executive Vice President	Its:	Executive Vice President

SOUTHEASTERN PERSONNEL MANAGEMENT, INC.		MAIN LINE PERSONNEL SERVICES, INC.

By:	/s/ Howard Brill	By:	/s/ Howard Brill

Name:	Howard Brill	Name:	Howard Brill
Its:	Executive Vice President	Its:	Executive Vice President

BAY HR, INC.

By:	/s/ Howard Brill

Name:	Howard Brill
Its:	Executive Vice President

(SEAL)

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